As filed with the Securities and Exchange Commission on February 26, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FERRARI N.V.
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
Via Abetone Inferiore n. 4
I-41053 Maranello (MO)
Italy
Tel. No.: +39 0536 949111
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Ferrari North America, Inc.
250 Sylvan Avenue
Englewood Cliffs, NJ 07632
Tel. No.: (201) 816-2600
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Oderisio de Vito Piscicelli
Scott D. Miller
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN, United Kingdom
Tel. No: +44-20-7959-8900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Ferrari N.V.
Common Shares
This prospectus relates solely to sales, from time to time, of common shares, par value €0.01 per share, of Ferrari N.V. (“common shares”). The selling shareholder, Exor N.V. (the “selling shareholder”), may offer and sell our common shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any of the proceeds from the sale of common shares being sold by the selling shareholder pursuant to this prospectus.
This prospectus describes some of the general terms that may apply to our common shares. If common shares are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of common shares to be sold by the selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.
Our common shares may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Our common shares offered by this prospectus and the accompanying prospectus supplement may be offered by the selling shareholder directly to investors or to or through underwriters, dealers or other agents. More information about how our common shares may be offered and sold is set forth in the section entitled “Plan of Distribution” beginning on page 16. The prospectus supplement for an offering will describe in detail the plan of distribution for the offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
In the United States, our common shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “RACE”. Our common shares are also listed and traded on Euronext Milan under the symbol “RACE”.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 26, 2025

i

ABOUT THIS PROSPECTUS
Unless otherwise specified, the terms “we”, “our”, “us”, the “Group”, the “Company” and “Ferrari” refer to Ferrari N.V., individually or together with its subsidiaries as the context may require. References to “Ferrari N.V.” refer to the registrant.
Unless otherwise specified, the terms “Exor” and the “selling shareholder” refer to Exor N.V., the selling shareholder.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, the selling shareholder may, from time to time, offer and/or sell our common shares in one or more offerings or resales. This prospectus provides you with a general description of the common shares that the selling shareholder may offer. If the selling shareholder sells common shares using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.
The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” or in any applicable prospectus supplement and any applicable free writing prospectus before making an investment in our common shares. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement of which this prospectus is a part, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website. Information contained on, or that can be accessed through, the SEC website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on the SEC website to be part of this prospectus.
Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, nor any sale made using this prospectus, any applicable prospectus supplement or any free writing prospectus, implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the selling shareholder or any of our or its respective affiliates have authorized anyone to provide you with different information and we and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside the United States: neither we nor the selling shareholder nor any of our or its respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of common shares and the distribution of this prospectus outside the United States.

RISK FACTORS
Investing in our common shares involves risk. You should consider the specific risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of our common shares pursuant to this prospectus and any risk factors included in any annual report on Form 20-F or report on Form 6-K filed after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus), before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See “Forward-Looking Statements” below.

FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference, particularly those regarding our possible or assumed future performance, competitive strengths, costs, dividends, reserves and growth as well as industry growth and other trends and projections, are “forward-looking statements” that contain risks and uncertainties. In some cases, words such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “remain”, “continue”, “on track”, “successful”, “grow”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “guidance” and similar expressions are used to identify forward-looking statements. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the respective current views of Ferrari with respect to future events and involve significant risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, without limitation:
•
our ability to preserve and enhance the value of the Ferrari brand;

•
our ability to attract and retain qualified personnel;

•
the success of our racing activities;

•
our ability to keep up with advances in high performance car technology, to meet the challenges and costs of integrating advanced technologies, including electric, more broadly into our car portfolio over time and to make appealing designs for our new models;

•
the impact of increasingly stringent fuel economy, emissions and safety standards, including the cost of compliance, and any required changes to our products, as well as possible future bans of combustion engine cars in cities and the potential advent of self-driving technology;

•
increases in costs, disruptions of supply or shortages of components and raw materials;

•
our ability to successfully carry out our low volume and controlled growth strategy, while increasing our presence in growth market countries;

•
changes in general economic conditions (including changes in the markets in which we operate) and changes in demand for luxury goods, including high performance luxury cars, which is highly volatile;

•
macro events, pandemics and conflicts, including the ongoing conflicts in Ukraine and the Middle East region, and the related issues potentially impacting sourcing and transportation, as well as trading policies and tariffs;

•
competition in the luxury performance automobile industry;

•
changes in client preferences and automotive trends;

•
our ability to preserve the value of our cars over time and our relationship with the automobile collector and enthusiast community;

•
disruptions at our manufacturing facilities in Maranello and Modena;

•
climate change and other environmental impacts, as well as an increased focus of regulators and stakeholders on environmental matters;

•
our ability to maintain the functional and efficient operation of our information technology systems and to defend from the risk of cyberattacks, including on our in-vehicle technology;

•
the ability of our current management team to operate and manage effectively and the reliance upon a number of key members of executive management and employees;

•
the performance of our dealer network on which we depend for sales and services;

•
product warranties, product recalls and liability claims;

•
the sponsorship and commercial revenues and expenses of our racing activities, as well as the popularity of motor sports more broadly;

•
the performance of our lifestyle activities;

•
our ability to protect our intellectual property rights and to avoid infringing on the intellectual property rights of others;

•
our continued compliance with customs regulations of various jurisdictions;

•
labor relations and collective bargaining agreements;

•
our ability to ensure that our employees, agents and representatives comply with applicable law and regulations;

•
changes in tax, tariff or fiscal policies and regulatory, political and labor conditions in the jurisdictions in which we operate;

•
our ability to service and refinance our debt;

•
exchange rate fluctuations, interest rate changes, credit risk and other market risks;

•
our ability to provide or arrange for adequate access to financing for our clients and dealers, and associated risks;

•
the adequacy of our insurance coverage to protect us against potential losses;

•
potential conflicts of interest due to director and officer overlaps with our largest shareholders; and

•
other factors discussed elsewhere in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference.

Actual results could differ materially from those anticipated in such forward-looking statements. Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we do not undertake an obligation to update or revise publicly any forward-looking statements.
Additional factors which could cause actual results and developments to differ from those expressed or implied by the forward-looking statements are included in the section “Risk Factors” of our Annual Report and described under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference. You should evaluate all forward-looking statements made in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference, in the context of these risks and uncertainties.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly we file reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.
The following documents filed with the SEC are incorporated in this registration statement by reference and made a part hereof:
1.
Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025; and

2.
the description of our outstanding common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 19, 2015, as updated by the description of our outstanding common shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.
The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto. These filings are also available to the public on, or accessible through, our website at https://www.ferrari.com/en-EN/corporate. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part.
We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Ferrari N.V., Via Abetone Inferiore n. 4 I-41053 Maranello (MO) Italy, Attention: General Counsel, telephone number +39 0536 949111.

FERRARI N.V.
Ferrari N.V. was incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands on September 4, 2015 with an indefinite duration. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands, and our corporate address and principal place of business are located at Via Abetone Inferiore n. 4, I-41053 Maranello (MO), Italy. Ferrari is registered with the Dutch Trade Register of the Chamber of Commerce under number 64060977. Its telephone number is +39-0536-949111. The name and address of the Company’s agent in the United States is: Ferrari North America, Inc., 250 Sylvan Avenue, Englewood Cliffs, NJ 07632. Its telephone number is +1 (201) 816 2600.
In the United States, our common shares are listed and traded on the NYSE (trading symbol “RACE”). Our common shares are also listed and traded on Euronext Milan (trading symbol “RACE”).
Ferrari is among the world’s leading luxury brands, focused on the design, engineering, production and sale of the world’s most recognizable luxury performance sports cars. Our brand symbolizes exclusivity, innovation, state-of-the-art sporting performance and Italian design and engineering heritage. Our name and history and the image enjoyed by our cars are closely associated with our Formula 1 racing team, Scuderia Ferrari, the most successful racing team in the history of Formula 1. From the inaugural year of Formula 1 in 1950 through December 31, 2024, Scuderia Ferrari has won 248 Grand Prix races, 16 Constructors’ World titles and 15 Drivers’ World titles. We are the only team which has taken part in all the editions of the Championship, racing in more than 1,000 Formula 1 Grand Prix races. We design, engineer and produce our cars in Maranello, Italy, and sell them in over 60 markets worldwide through a network of 180 authorized dealers operating 200 points of sale as of the end of 2024.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common shares by the selling shareholder. Unless otherwise indicated in an accompanying prospectus supplement, the selling shareholder will reimburse certain expenses (such as fees and expenses of our counsel and accountants) in connection with sales of our common shares. Unless otherwise indicated in an accompanying prospectus supplement, we will not bear any underwriting discounts and selling commissions, stock transfer taxes, fees and expenses of the selling shareholder’s counsel, SEC registration fees or similar selling expenses incurred in connection with the offering of our common shares by the selling shareholder.

CAPITALIZATION AND INDEBTEDNESS
The following table shows our cash and cash equivalents, capitalization and indebtedness as of December 31, 2024. Financial information set forth below was derived from the Group’s consolidated financial statements as of and for the year ended December 31, 2024 incorporated by reference herein. This information should be read in conjunction with information included elsewhere and incorporated by reference in this prospectus, including the Annual Report.
Since December 31, 2024 there have not been any significant issuances of securities or other transactions affecting the capitalization of the Group (on a consolidated basis).
As of December 31, 2024
(EUR thousand)
Cash and cash equivalents	1,742,214
Debt and other financial liabilities
Debt	3,351,888
Other financial liabilities	61,894
Total Debt	3,413,782
Equity attributable to owners of the parent	3,533,946
Non-controlling interests	9,292
Total Equity	3,543,238
Total Capitalization(1):	6,957,020

Notes:
(1)
Total capitalization is the sum of total debt and total equity.

DESCRIPTION OF COMMON SHARES
A description of our common shares can be found under the headings “Memorandum and Articles of Association — Ferrari Shares, Articles of Association and Terms and Conditions of the Special Voting Shares” and “— Share Capital” in the Annual Report and in Exhibit 2.1 to the Annual Report under the heading “Description of Securities registered under Section 12 of the Exchange Act”, which descriptions are incorporated by reference herein.
Since the date of the Annual Report we have continued to make purchases under our previously announced share repurchase program and such repurchases are reflected in the number of outstanding common shares (net of treasury shares) stated in this prospectus or any accompanying prospectus supplement.
The common shares were originally issued on September 4, 2015, January 1, 2016 and January 2, 2016.

SELLING SHAREHOLDER
Information regarding the beneficial ownership of our common shares by the selling shareholder, the number of common shares being offered by the selling shareholder and the number of shares beneficially owned by the selling shareholder after an offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference herein.
For information regarding certain material relationships between the selling shareholder and Ferrari, see Note 28 “Related party transactions” to the Consolidated Financial Statements in the Annual Report incorporated by reference into this prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
You should read “Taxation — Material United States Federal Income Tax Consequences” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material United States federal income tax consequences of the ownership and disposition of our common shares.
Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

NON-UNITED STATES TAX CONSEQUENCES
You should read “Taxation — Material Netherlands Tax Consequences” and “Taxation — Material Italian Income Tax Consequences” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material non-United States tax consequences of the ownership and disposition of our common shares.
Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
Material Dutch taxation considerations
This summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of common shares and does not purport to describe every aspect of taxation that may be relevant to a particular holder. This summary does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular holder. Tax matters are complex, and the tax consequences of the offering to a particular holder of common shares will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of any offering to him, including the applicability and effect of Dutch tax laws.
Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands.
This summary is prepared on the basis that the Ferrari is organised, and that its business will be conducted, in the manner outlined in this prospectus. A change to such organisational structure or to the manner in which the Ferrari conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.
This summary is based on the tax law of the Netherlands (unpublished case law not included) in force at the date of this prospectus. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.
The summary in this Dutch taxation paragraph does not address the Dutch tax consequences for a holder of common shares who:
(a)
is a person who may be deemed an owner of common shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(b)
is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from common shares;

(c)
is an investment institution as defined in the Dutch Corporation Tax Act 1969;

(d)
is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

(e)
owns common shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

(f)
has a substantial interest in Ferrari or a deemed substantial interest in Ferrari for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person — either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes — owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of Ferrari, or rights to acquire, directly or indirectly, such an interest in the shares of Ferrari or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of Ferrari, or (b) such person’s shares, rights to acquire shares or profit participating certificates in Ferrari are held by him following the application of a non-recognition provision; or
(g)
is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Taxes on income and capital gains
Non-resident holders of common shares
Individuals
If a holder of common shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with common shares, except if:
(a)
he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his common shares are attributable to such permanent establishment or permanent representative; or

(b)
he derives benefits or is deemed to derive benefits from or in connection with common shares that are taxable as benefits from miscellaneous activities performed in the Netherlands.

Corporate entities
If a holder of common shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with common shares, except if:
(a)
it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its common shares are attributable; or

(b)
it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its common shares are attributable.

General
If a holder of common shares is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the acquisition of common shares.
Withholding taxes
Dividend withholding tax
Ferrari is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends (within the meaning of the Dutch Dividend Withholding Tax Act 1965) distributed by Ferrari,

subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular shareholder’s individual circumstances.
As an exception to this rule, Ferrari may not be required to withhold Dutch dividend withholding tax on dividends distributed by Ferrari if it is considered to be a tax resident of both the Netherlands and Italy, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Italy attributes the tax residency exclusively to Italy. This exception does not apply to dividends distributed by Ferrari to (a) a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes, or (b) to a holder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which his common shares are attributable.
Additional withholding tax
An additional Dutch withholding tax may apply with respect to dividends distributed or deemed to be distributed by Ferrari if the dividends are distributed or deemed to be distributed to a related party, which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction to which the dividend is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the dividend with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021. The additional Dutch withholding tax rate will be equal to the highest Dutch corporate income tax rate at the time of the dividend payment, which is 25.8%. The additional Dutch withholding tax on dividends may be reduced by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution.
As an exception to this rule, Ferrari may not be required to withhold this additional Dutch withholding tax on dividends distributed by Ferrari if it is considered to be a tax resident of both the Netherlands and Italy, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Italy attributes the tax residency exclusively to Italy.
Gift and inheritance taxes
No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of common shares by way of gift by, or upon the death of, a holder of common shares who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of common shares becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.
For purposes of Dutch gift tax and Dutch inheritance tax, a gift of common shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.
Registration taxes and duties
No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the offerings or the transfer of common shares.

PLAN OF DISTRIBUTION
The selling shareholder may sell the common shares offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods.

Registration of our common shares covered by this prospectus does not mean that those securities necessarily will be offered or sold nor that one or more transactions will occur pursuant to this prospectus.
In addition, the manner in which the selling shareholder may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

The selling shareholder may also enter into hedging transactions. For example, the selling shareholder may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from the selling shareholder to close out its short positions;

•
sell securities short and redeliver such shares to close out the short positions;

•
enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•
on a national securities exchange, including the NYSE, and on Euronext Milan;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

A prospectus supplement with respect to an offering of securities will state the terms of the offering of the securities, including:
•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholder from the sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling shareholder and any of the underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in a prospectus supplement.
The selling shareholder and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholder, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
The selling shareholder is not restricted as to the price or prices at which the common shares may be sold. Sales of such common shares may have an adverse effect on the market price of our common shares.
Moreover, it is possible that a significant number of common shares could be sold at the same time, which may have an adverse effect on the market price of our common shares.
We cannot assure you that the selling shareholder will sell all or any portion of the common shares offered by this prospectus and any accompanying prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the common shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling shareholder may offer the common shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in a prospectus supplement.
Unless otherwise specified in connection with an offering of common shares, the obligations of the underwriters to purchase the common shares will be subject to certain conditions contained in an underwriting agreement that the selling shareholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the common shares offered if any of the common shares are purchased, unless otherwise specified in connection with an offering of common shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling shareholder may designate agents to sell the common shares. Unless otherwise specified in connection with an offering of common shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholder may also sell the common shares.
Dealers
The selling shareholder may sell the offered securities to dealers as principals. The selling shareholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholder, at the time of resale. Dealers engaged by the selling shareholder may allow other dealers to participate in resales.
Direct Sales
The selling shareholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
The Company and the selling shareholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act and to contribute with respect to payments which they may be required to make.
Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling shareholder in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
In connection with the offerings, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offerings.

•
Covering transactions involve purchases of shares in the open market in order to cover short positions.

•
Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Shares. As a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus. Neither we nor the selling shareholder take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus, including documents incorporated by reference, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

VALIDITY OF COMMON SHARES
Unless otherwise stated in any prospectus supplement, the validity of the common shares will be passed upon by Loyens & Loeff N.V. Sullivan & Cromwell LLP has advised Ferrari and the selling shareholder as to certain U.S. legal matters. De Brauw Blackstone Westbroek N.V. has advised the selling shareholder as to certain Dutch law matters.

EXPERTS
The consolidated financial statements of Ferrari N.V. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Registration Statement and the effectiveness of Ferrari N.V.’s internal control over financial reporting have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. Consent to the inclusion in this prospectus of the report by Deloitte & Touche S.p.A. has been filed as Exhibit 23.1.
The consolidated financial statements of Ferrari N.V. for the year ended December 31, 2022, appearing in Ferrari N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by EY S.p.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Consent to the inclusion in this prospectus of the report by EY S.p.A. has been filed as Exhibit 23.2.
EXPENSES
The expenses of any offering of common shares will be disclosed in a prospectus supplement. All or a portion of these expenses may be payable by the selling shareholder. See “Use of Proceeds” in this prospectus for additional details.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Under Dutch law, the management of a company is a joint undertaking and each member of the Board of Directors can be held jointly and severally liable to Ferrari for damages in the event of improper or negligent performance of their duties. Further, members of the Board of Directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code. All directors are jointly and severally liable for failure of one or more co-directors. An individual director is only exempted from liability if he proves that he cannot be held seriously culpable for the mismanagement and that he has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a director may, however, refer to the allocation of tasks between the directors. In certain circumstances, directors may incur additional specific civil and criminal liabilities.
Under Dutch law, indemnification provisions may be included in a company’s articles of association. Under the Articles of Association, the company is required to indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise. Notwithstanding the above, no indemnification shall be made in respect of any claim, issue or matter as to which any of the abovementioned indemnified persons shall be adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to Ferrari. Ferrari has purchased directors’ and officers’ liability insurance for the members of the Board of Directors and certain other officers, substantially in line with that purchased by similarly situated companies.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 10.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of Ferrari N.V.’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable,

each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Number	Description
1.1	Form of Underwriting Agreement for common shares of Ferrari N.V.*
4.1	English translation of the Articles of Association of Ferrari N.V. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form F-1 (File No. 333-205804) filed with the SEC on October 9, 2015)
4.2	English translation of the Deed of Incorporation of Ferrari N.V. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 (File No. 333-205804) filed with the SEC on September 22, 2015)
5.1	Opinion of Loyens & Loeff N.V. as to the legality of the securities being registered
23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche S.p.A.)
23.2	Consent of Independent Registered Public Accounting Firm (EY S.p.A.)
23.3	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1 above).
24.1	Powers of Attorney of Directors and Officers of Ferrari N.V. (included as part of the signature pages hereof).
107	Filing Fee Table.

*
To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant, Ferrari N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Maranello, Italy, on February 26, 2025.
FERRARI N.V.
By:
 /s/ Antonio Picca Piccon

Name: Antonio Picca Piccon
Title:  Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each of Antonio Picca Piccon and Carlo Daneo (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Common Shares and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the blue sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Common Shares that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Common Shares, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Form F-3 has been signed below by the following persons in the capacities indicated, on February 26, 2025.
Signature	Title
John Elkann	Executive Chairman and Executive Director
/s/ Benedetto Vigna Benedetto Vigna	Chief Executive Officer and Director
/s/ Antonio Picca Piccon Antonio Picca Piccon	Chief Financial Officer and Principal Accounting Officer
/s/ Piero Ferrari Piero Ferrari	Vice Chairman and Director
/s/ Delphine Arnault Delphine Arnault	Director
/s/ Francesca Bellettini Francesca Bellettini	Director
/s/ Eddy Cue Eddy Cue	Director
/s/ Sergio Duca Sergio Duca	Director

Signature	Title
/s/ John Galantic John Galantic	Director
/s/ Maria Patrizia Grieco Maria Patrizia Grieco	Director
/s/ Adam Keswick Adam Keswick	Director
/s/ Mike Volpi Mike Volpi	Director
/s/ Gianfranco Mitrione Gianfranco Mitrione	Authorized Representative in the United States